As filed with the Securities and Exchange Commission on August 12, 2002

                                                      Registration No. 333-69712
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 _______________

                            POST-EFFECTIVE AMENDMENT
                                       TO
                                    FORM SB-2
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                 _______________

                           Circuit Research Labs, Inc.
        (Exact name of small business issuer as specified in its charter)

     Arizona                         3663                     86-0344671
    (State of                  (Primary Standard           (I.R.S. Employer
  Incorporation)           Industrial Classification      Identification No.)
                                   Code Number)


                             2522 West Geneva Drive
                              Tempe, Arizona  85282
                                 (602) 438-0888
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 _______________

                             Charles J. Brentlinger
                      President and Chief Executive Officer
                             2522 West Geneva Drive
                              Tempe, Arizona  85282
                                 (602) 438-0888
            (Name, address including zip code, and telephone number,
                   including area code, of agent for service)
                                 _______________

                                 with copies to:

        Joseph P. Richardson, Esq.                   John L. Hay, Esq.
             Bryan Cave LLP                         Gust Rosenfeld P.L.C.
  Two North Central Avenue, Suite 2200      201 North Central Avenue, Suite 3300
       Phoenix, Arizona 85004-4406               Phoenix, Arizona 85073-3300
        Telephone: (602) 364-7000                 Telephone: (602) 257-7422
           Fax: (602) 364-7070                       Fax: (602) 254-4878

================================================================================

                       Termination of Offering and Removal
                         Of Securities from Registration

  Pursuant to an undertaking made in Item 28 of the Registration Statement on Form SB-2 as filed with the Securities and Exchange Commission on September 20, 2001, as amended (Registration No. 333-69712), the Registrant hereby removes from registration those shares of its Common Stock, $.10 par value per share (the "Common Stock"), constituting (1) approximately 3,855,075 shares of Common Stock underlying warrants issued to certain selling shareholders, which warrants have expired and (2) of the 708,158 shares of issued Common Stock covered by this Registration Statement, all such shares not yet sold by the selling shareholders (estimated by the Registrant to be approximately 444,762).
--------------------------------------------------------------------------------

                                   SIGNATURES

  In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Tempe, State of Arizona on August 12, 2002.

                                     CIRCUIT RESEARCH LABS, INC.


                                     By: /s/ C. Jayson Brentlinger
                                         ------------------------------
                                         C. Jayson Brentlinger,
                                         President, Chairman of the Board
                                         and Chief Executive Officer

  In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

        Signature                      Title                        Date
--------------------------------------------------------------------------------

 /s/ C. Jayson Brentlinger   President, Chairman of the Board    August 12, 2002
 -------------------------   and Chief Executive Officer
     C. Jayson Brentlinger   (principal executive officer)

 /s/ Robert W. McMartin      Vice President, Treasurer and       August 12, 2002
 -------------------------   Chief Financial Officer
     Robert W. McMartin      (principal financial officer)

 /s/ Gary D. Clarkson        Vice President, Secretary,          August 12, 2002
 -------------------------   General Manager and Director
     Gary D. Clarkson

 *                           Vice President and Director         August 12, 2002
 -------------------------
     Robert A. Orban

 *                           Director                            August 12, 2002
 -------------------------
     Phillip T. Zeni, Sr.

 *                           Director                            August 12, 2002
 -------------------------
     Carl E. Matthusen


 /s/ C. Jayson Brentlinger
 -------------------------
 * By: C. Jayson Brentlinger,
       as attorney-in-fact